Sommer  &  Barnard
Attorneys  at  Law-  PC


                              July  17,1998

Amana  Mutual  Funds  Trust
C/O  Saturna  Capital
1300  North  State  Street
Bellingham,  Washington  98225-4730

     Re:        Amendment  to  Form  N-1A

Getlemen:
     In accordance with the registration of an indefinite number of units ("Units") registered by Amana Mutual Funds Trust (the "Fund"), we have been asked to provide the opinion of counsel required to be filed as an exhibit to the Fund's registration statement on Form N-1A (the "Registration Statement"). In rendering this opinion, we have examined such documents (including the audited financial statements of the Fund as of May 31, 1998), records and questions of law as we deemed it necessary to examine for the purpose of this opinion. Based on that examination and investigation, it is our opinion that the Units will be, upon issuance, validly issued, fully paid and not liable to further assessments.

     We consent to the filing of this letter as an exhibit to Posteffective Amendment NO. 15 to the Registration Statement.

                              Very  truly  yours,
                                                          /s/Sommer & Barnard,
                                      PC
                              SOMMER  &  BARNARD,  PC